                                                               EXHIBIT 99.2

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Applied Digital Solutions, Inc. (the "Company") on Form 10-Q/A Amendment No. 1 for the quarter ending September 30, 2003, as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Evan C. McKeown,
Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Evan C. McKeown
-------------------
Evan C. McKeown
Chief Financial Officer
December 11, 2003

A signed original of this written statement required by Section 906 has been provided to Applied Digital Solutions, Inc. and will be retained by Applied Digital Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.